As filed with the Securities and Exchange Commission on November 30, 1994.
                                                 Registration No. 33-_____



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ___________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                        FHP International Corporation
           (Exact name of registrant as specified in its charter)
                             ___________________

Delaware                                                         33-0072502
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)

             9900 Talbert Avenue, Fountain Valley, California 92708
                   (Address of principal executive offices)

            FHP International Corporation Employee Stock Purchase Plan
                           (Full title of the plan)

                               Robert F. Murphy
                  Vice President and Associate General Counsel
                         FHP International Corporation
                              9900 Talbert Avenue
                        Fountain Valley, California 92708
                     (Name and address of agent for service)
                              ___________________

Telephone number, including area code, of agent for service:  (714) 963-7233
                              ___________________

                       CALCULATION  OF REGISTRATION  FEE

                                          Proposed     Proposed
                                        maximum      maximum
Title of              Amount            offering     aggregate     Amount of
securities            to be             price        offering    registration
to be registered      registered        per share    price           fee


Common Stock, $0.05   1,000,000(1),(2)  $26.0625 (3) $26,062,500(3) $8,988 (3)
par value per share   shares

(1)This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 under the Securities Act of 1933, as amended, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2)Each share is accompanied by a common share purchase right pursuant to the Registrant's Amended and Restated Rights Agreement, dated March 28, 1994, as amended, with American Stock Transfer and Trust Company, as Rights Agent.

(3)Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 28, 1994, as reported in the consolidated reporting system of NASDAQ and published in the Western Edition of the Wall Street Journal.

The Exhibit Index included in this Registration Statement is at page 8.

                              PART II

                     INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT


Item 3.         Incorporation of Certain Documents by Reference

        The following documents, which have been previously filed by FHP International Corporation (the "Company") with the Securities and Exchange Commission, are hereby incorporated herein by reference:

  (a)   The Company's Annual Report on Form 10-K for the fiscal year ended
        June 30, 1994 ("Annual Report") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("the Exchange
        Act");

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

  (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-4 dated May 2, 1994 (Registration No. 33-53431), and any amendment or report filed for the purpose of updating such description.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4.         Description of Securities

                Not applicable.

Item 5.         Interests of Named Experts and Counsel

      The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Robert F. Murphy, Vice President and Associate General Counsel of the Company. Mr. Murphy is compensated by the Company as an employee and is the holder of options to acquire shares of Common Stock.


Item 6.         Indemnification of Directors and Officers

      Section 102 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty.
The enabling statute provides, however, that the liability of a director may not be eliminated or limited (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for payments of dividends or stock purchases or redemptions in violation of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation includes a provision which eliminates, to the fullest extent permitted under the DGCL, the personal liability of directors to the Company or its stockholders for or with respect to any acts or omissions in the performance of their duties as directors.

      Section 145 of the DGCL allows for indemnification of directors, employees and agents of a corporation against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization.

    The Certificate of Incorporation of the Company provides that directors, officers and certain other persons will be indemnified to the fullest extent permitted by Delaware law. In addition, the Company's Bylaws provide for mandatory indemnification of directors and officers and discretionary indemnification of employees. The Company is not required to indemnify any person in a proceeding initiated by such person. The Company's Certificate of Incorporation provides that the amendment or repeal of the indemnification provisions does not apply to the liability of any director of the Company with respect to acts or omissions of such director prior to any such amendment or repeal.


Item 7.         Exemption from Registration Claimed

                Not applicable.


Item 8.         Exhibits

                See the attached Exhibit Index.


Item 9.         Undertakings

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

  Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on November 2, 1994.


                    FHP INTERNATIONAL CORPORATION


                                        /s/  Westcott W. Price III
                                By:     Westcott W. Price III
                                Its:    Chief Executive Officer and President



                        POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Westcott W. Price III, Mark B. Hacken, Michael J. Weinstock, Robert F. Murphy and Russell D. Phillips, Jr., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                Title                          Date



                                 Director                 November __, 1994
Robert Gumbiner


/s/ Westcott W. Price III      Chief Executive Officer,    November 2, 1994
Westcott W. Price III          President and Director
                               (Principal Executive Officer)

/s/ Mark B. Hacken             Chief Executive Officer,    November 2, 1994
Mark B. Hacken                 President and Director
                               (Principal Executive Officer)


/s/ Burke F. Gumbiner          Director                    November 2, 1994
Burke F. Gumbiner


/s/ Warner Heineman            Director*                   November 2, 1994
Warner Heineman


/s/ Joseph F. Prevratil        Director*                   November 2, 1994
Joseph F. Prevratil


                               Director                    November __, 1994
Richard M. Burdge, Sr.


/s/ Jack R. Anderson           Director*                   November 2, 1994
Jack R. Anderson


/s/ Kenneth S. Ord             Senior Vice President and   November 2, 1994
Kenneth S. Ord                 Chief Financial Officer
                               (Principal Financial Officer)


/s/ Valerie A. Fletcher        Controller (Principal       November 2, 1994
Valeria A. Fletcher            Accounting Officer)





__________________________________
* Member of Compensation Committee

                                               EXHIBIT INDEX


Exhibit                                                       Sequentially
Number                     Description                       Numbered Page


4.1        FHP International Corporation Employee Stock
           Purchase Plan.

5.1        Opinion of Company Counsel (opinion re
           legality).

23.1       Consent of Independent Accountants.

23.2       Consent of Counsel (included in
           Exhibit 5.1).

24.1       Power of Attorney (included in this
           Registration Statement under "Signatures").